Exhibit 99.3

CRANE CO.     100 FIRST STAMFORD PLACE     STAMFORD, CT     06902-6784

Max H. Mitchell	Tel: ***
President and	Fax: ***
Chief Executive Officer	e-mail: ***

May 21, 2019

Board of Directors

CIRCOR International, Inc.

30 Corporate Drive, Suite 200

Burlington, MA 01803

Attn: Mr. Scott A. Buckhout, President and Chief Executive Officer

VIA email and UPS

Dear Members of the Board of Directors:

We are extremely disappointed by the CIRCOR International, Inc. (“CIRCOR”) Board of Director’s rejection of our proposal to acquire CIRCOR as communicated in our letter to the Board dated April 30, 2019. CIRCOR’s refusal to engage with us continues a pattern of rejections of private acquisition proposals we have made in the past. Our all-cash proposal provides an attractive premium to CIRCOR shareholders, and eliminates the uncertainty associated with CIRCOR’s ability to execute its standalone business plan. In light of the Board’s intransigence, we will be making our proposal public so that CIRCOR shareholders can evaluate the merits of our proposal and make their views known to the CIRCOR Board.

We urge the CIRCOR Board to engage with us on a transaction that is clearly in the best interests of your shareholders, consistent with the Board’s fiduciary duties. We stand ready to complete confirmatory due diligence expeditiously and are confident this transaction can be completed quickly.

Sincerely,

/s/ Max H. Mitchell

Max H. Mitchell

President and Chief Executive Officer

Important Notice Regarding Forward-Looking Statements

This communication may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current beliefs, expectations, plans, assumptions and objectives regarding the future financial performance of Crane Co. (the “Company”) and CIRCOR International, Inc. (“CIRCOR”) and are subject to significant risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks related to the expected timing and likelihood of completion of a potential transaction between the Company and CIRCOR, including the risk that the potential transaction may not occur, and the risk that any announcements relating to the potential transaction could have adverse effects on the market price of the Company’s or CIRCOR’s common stock. Any discussions contained in this presentation, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in these forward-looking statements. Such factors are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, CIRCOR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent reports filed with the Securities and Exchange Commission (the “SEC”), and will be found in the definitive proxy statement that will be filed with the SEC by CIRCOR if a negotiated transaction is agreed to. Such reports are available on the SEC’s website (www.sec.gov). The Company does not undertake to update any forward-looking statements.

Additional Information and Where to Find It

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication does not constitute a solicitation of a proxy from any stockholder. This communication relates only to a proposal that the Company has made for a business combination with CIRCOR. In furtherance of the acquisition proposal, and subject to future developments, the Company and CIRCOR may file additional relevant materials with the SEC, including that CIRCOR will file a preliminary proxy statement on Schedule 14A if a negotiated transaction is agreed to. Following the filing of the definitive proxy statement with the SEC (if and when available), CIRCOR will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain the proxy statement, as well as other filings containing information about the Company and CIRCOR, free of charge, from the SEC’s Web site (www.sec.gov). Investors may also obtain the Company’s SEC filings in connection with the transaction, free of charge, from the Company’s Web site (www.craneco.com).